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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)            SEPTEMBER 23, 1999


                                HEALTHSTAR CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                           0-19499                91-1934592
-------------------------------  -------------------------  --------------------
(State or other jurisdiction       Commission File Number     (IRS Employer
of incorporation)                                            Identification No.)


      15720 NORTH GREENWAY-HAYDEN LOOP, SUITE 1, SCOTTSDALE, ARIZONA 85260
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (888) 621-7900
                                 --------------


              8745 West Higgins, Suite 300, Chicago, Illinois 60631
              -----------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

         On September 23, 1999, HealthStar Corp., a Delaware corporation ("HealthStar"), HealthStar, Inc., an Illinois corporation ("HSI") and Beyond Benefits, Inc., a Delaware corporation ("Beyond"), entered into a definitive agreement to sell all of the capital stock of HSI to Beyond. The capital stock of HSI constitutes substantially all of the assets of HealthStar. Through HSI, HealthStar operates the HealthStar Preferred Provider Organization, a national managed healthcare network consisting of over 1,900 hospitals and in excess of 120,000 physicians. If the transaction with Beyond is consummated, HealthStar will receive $10,000,000 in cash at closing and 303,943 shares of non-voting series B common stock of Beyond. Further, HealthStar may receive up to an additional $1,250,000 if actual revenue of HSI exceeds predetermined levels within the eighteen months following the closing of the Proposed Sale. Subject to the completion of certain conditions of the Stock Purchase Agreement (the "Agreement"), HealthStar anticipates that the sale shall become effective on or before November 15, 1999. The closing of the transaction is subject to customary conditions, including approval by HealthStar's shareholders. The Agreement is attached as an exhibit hereto and is incorporated herein by reference.

         The Company will continue to own and operate, its wholly-owned subsidiary National Health Benefits and Casualty ("NHBC"). NHBC is in the business of providing management of group healthcare services, workers compensation claims and automobile accident medical claims for property and casualty insurers, third-party administrators and self-insured employers. The Company is seeking a buyer for NHBC or its assets, but is not a party to any agreement relating to such a transaction.

         Beyond Benefits, Inc. is a privately held managed healthcare company based in Long Beach, California, which was formed during the first half of 1999. In May 1999, Beyond Benefits completed the acquisition of Irvine, California based Preferred Health Network, a regional PPO network consisting of approximately 1,800 hospitals and 160,000 physicians.

         On December 16, 1999, the Company and Beyond Benefits entered into an amendment to the Stock Purchase Agreement to provide that the cash portion of the purchase price be increased to $10,850,000 from $10,000,000 and to remove from the purchase price 303,943 shares of Beyond Benefits' non-voting Series B common stock.

         The Company and Beyond Benefits entered into the Second Amendment to the Stock Purchase Agreement, dated as of February 29, 2000, to provide that the purchase price be reduced to $8,880,000 and that the $1.25 million earn-out provision be eliminated from the Agreement. The Second Amendment also provided that (i) the closing of the Beyond Benefits transaction would be held on or before April 30, 2000 or such other time or date on which the parties may agree in writing (unless the agreement is previously terminated pursuant to the terms of the Agreement as amended); and (ii) that the Company will consult with and coordinate with Beyond Benefits regarding operations and management of HSI from the date of the Second Amendment until the transaction is closed (subject to the terms set forth in the Second Amendment).

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                             "SAFE HARBOR" STATEMENT

         This Form 8-K/A contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, including, but not limited to, the ability of HealthStar and Beyond Benefits to complete the conditions of the Agreement, and HealthStar's ability to invest the sale proceeds in a suitable and profitable business. Further information regarding these and other risks are described from time to time in HealthStar's filings with the Securities and Exchange Commission, including HealthStar's latest Form 10-KSB.

ITEM 7.

         (c)   Exhibits

               99.1 Second Amendment to Stock Purchase Agreement Dated as of February 29, 2000


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HEALTHSTAR CORP.


Dated:  March 10, 2000                      By:  /s/ Steven A. Marcus
                                                 -------------------------------
                                                 Steven A. Marcus
                                           Its:  Vice President, Chief Financial
                                                  Officer and Secretary